UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2023
 _______________________
UNIVEST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, $5 par value	UVSP	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01	Other Events

Election of Jeffrey M. Schweitzer as Chairman

On September 27, 2023, Jeffrey M. Schweitzer was elected Chairman of the Board of Directors ("Chairman") of Univest Financial Corporation (the "Corporation"), effective as of January 1, 2024. This role will replace Mr. Schweitzer's current role as Vice Chairman of the Board of Directors and will be in addition to his current roles as President and Chief Executive Officer ("CEO") of the Corporation.

Mr. Schweitzer joined the Corporation in 2007 and initially served as Executive Vice President and Chief Financial Officer before being appointed as President and Chief Executive Officer of the Corporation on January 1, 2014. He has more than 28 years of experience in the financial services industry.

He was elected Chairman because of his extensive knowledge of the Corporation and its markets, his leadership qualities, including the ability to lead the organization through expansion, growth and digital change, his experience and expertise, and his understanding and ability to oversee the implementation of the Corporation's strategy. He serves as a member of the Enterprise-Wide Risk Management Committee, the CRA Committee, and the Trust Committee, and participates in other committees of the Board of Directors in an advisory manner. The Chairman also develops the agendas of the Board in consultation with the Lead Independent Director and represents the Board of Directors in the community.

The Board of Directors reviews its leadership structure annually. The Board of Directors determines whether the Chairman and CEO roles will be held by the same person based on its assessment of what is in the best interests of the Corporation and its stockholders at a given point in time and the leadership qualities, experience and expertise of the individual and of the other members of the Board of Directors. The Board of Directors ultimately determined that a combined role was the best way to maintain continuity of strong leadership and to align the Corporation's operations and business with its strategic plan. Mr. Schweitzer's leadership, strategic vision and service as President and CEO of the Corporation through a period of strong performance and highly disciplined growth contributed to the decision by the Board of Directors that a combined Chairman and CEO role, with Mr. Schweitzer serving in such role, is in the best interests of the Corporation and its stockholders.

Election of Joseph Beebe as Lead Independent Director

The Board of Directors recognizes the need for strong independent perspectives. Therefore, when the Chairman and CEO roles are combined, the Board of Directors requires that a Lead Independent Director be appointed by the independent directors.

On September 27, 2023, Joseph Beebe was elected as Lead Independent Director of the Board of Directors ("Lead Independent Director") of the Corporation, effective as of January 1, 2024. The Lead Independent Director is an independent director designated by the Board of Directors to lead the Board of Directors in fulfilling its duties effectively, efficiently, and independently of management.

The Lead Independent Director collaborates with the Chairman and the independent directors, meets with the independent directors without management present, provides input on and reviews the meeting agendas, ensures delegated committee functions are carried out and, together with the Nominating and Governance Committee, evaluates the effectiveness of the Board of Directors and its committees, including oversight of the annual Board self-evaluation process.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Financial Corporation

By:	/s/ Brian J. Richardson
Name:	Brian J. Richardson
Title:	Senior Executive Vice President, Chief Financial Officer
Date: September 28, 2023